Exhibit 99.1

Intensity Therapeutics to Present at the H.C. Wainwright 25th Annual Global Investment Conference

WESTPORT, Conn., September 5, 2023 – Intensity Therapeutics, Inc. (Nasdaq: INTS), a clinical-stage biotechnology company focused on the discovery and development of proprietary, novel immune-based intratumoral cancer therapies designed to kill tumors and increase immune system recognition of cancers, today announced that Lewis H. Bender, President and Chief Executive Officer, will present a company overview at the H.C. Wainwright 25th Annual Global Investment Conference on Monday, September 11, at 4:30 pm ET.

Mr. Bender will also host in-person and virtual one-on-one meetings during the event. Institutional investors who are registered for the conference can log into www.hcwevents.com to request a meeting with the company.

A live webcast of the presentation can be accessed here and will be available on the Intensity Therapeutics website at: https://ir.intensitytherapeutics.com/news-events/events-presentations. An archived replay will be available on the company’s website for approximately 90 days following the conclusion of the conference.

About Intensity Therapeutics

Intensity Therapeutics, Inc. is a clinical-stage biotechnology company pioneering a new immune-based approach to treat solid tumor cancers. Intensity leverages its DfuseRx℠ technology platform to create proprietary drug formulations that following direct injection rapidly disperse throughout a tumor and diffuse therapeutic agents into cancer cells. Intensity’s product candidates have the potential to induce an adaptive immune response that not only attacks the injected tumor, but also non-injected tumors. The Company’s lead product candidate, INT230-6, is in development for the treatment of patients with solid tumors, such as sarcoma and breast cancer. Intensity has a clinical collaboration agreement with Merck Sharpe & Dohme (Merck) to evaluate INT230-6 with pembrolizumab. In addition, the Company has a clinical collaboration agreement with Bristol-Myers Squibb to evaluate the combination INT230-6 with Bristol-Myers Squibb’s anti-CTLA-4 antibody, ipilimumab. Intensity has also executed agreements with the Ottawa Hospital Research Institute (OHRI) and the Ontario Institute of Cancer Research (OICR) to study INT230-6 in a randomized controlled neoadjuvant phase 2 study in women with early stage breast cancer (the INVINCIBLE study) (NCT04781725). Additionally, the Company executed a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute’s (NCI) Vaccine Branch. For more information, please visit www.intensitytherapeutics.com and follow the Company on Twitter @IntensityInc.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the expected future plans, development activities, projected milestones, business activities or results. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include: the risk that the anticipated milestones may be delayed or not occur or be changed, as well as other risks described in the section entitled “Risk Factors” in the Company’s SEC filings, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Investor Relations Contact:

Argot Partners

Jonathan Nugent

Intensity@argotpartners.com

Media Contact:

Argot Partners

David Rosen

david.rosen@argotpartners.com